Exhibit 10.138

Hyundai Samho Heavy Industries Co., Ltd.

93, Daebul-Ro, Samho-Eup, Yeongam-Gun,

Jeollanam-Do, Korea

Date : 8 January, 2016

PERFORMANCE GUARANTEE

Gentlemen,

In consideration of your executing a novation agreement to the shipbuilding contract dated 20 December, 2013 as amended (hereinafter called the “CONTRACT”) replacing STI Cavaliere Shipping Company Limited with Gener8 Constantine LLC as the buyer (hereinafter called the “BUYER”) providing for the design, construction, equipment, launch and delivery of one (1) 300,000 DWT class crude oil carrier having the BUILDER’s Hull No. S777 (hereinafter called the “VESSEL”), and providing, among other things, for payment of the contract price amounting to United States Dollars Ninety Four Million Four Hundred Seventy Five Thousand only (US$ 94,475,000) for the VESSEL, prior to and upon delivery of the VESSEL, the undersigned, as a primary obligor and not as a merely surety, hereby unconditionally and irrevocably guarantees to you or your successors, the due and faithful performance by the BUYER of all its obligations under the CONTRACT and any supplements, amendments, changes or modifications hereinafter made thereto including but not limited to the prompt payment of the contract price, when due (whether on account of principal, interest or otherwise) by the BUYER to you or your successors under the CONTRACT, notwithstanding any obligation of the BUYER being or becoming unenforceable by defect in or want of its powers, (hereby expressly waiving notice of any such supplement, amendment, change or modification as may be agreed to by the BUYER) and confirms that this guarantee shall be fully applicable to the CONTRACT whether so supplemented, amended, changed or modified and if it shall be assigned by the BUYER in accordance with the terms of the CONTRACT. This guarantee will expire on the DELIVERY of the VESSEL as defined in the CONTRACT or by the proper exercise of any right of rescission, cancellation or termination of the CONTRACT by the BUYER.

The undersigned hereby certifies, represents and warrants that all acts, conditions and things required to be done and performed and to have occurred precedent to the creation and issuance of this guarantee, and to constitute the guarantee the valid and legally binding obligation of the undersigned enforceable in accordance with its terms have been done and performed and have occurred in due and strict compliance with applicable laws.

The payment by the undersigned under this guarantee shall be made forthwith within thirty (30) days upon receipt by us of written demand from you including a substantiated statement that the BUYER is in default of payment of the amounts (including, but not limited to, the instalment(s)

payable prior to or upon delivery of the VESSEL) that were due under the CONTRACT, without requesting you to take any or further procedure or step against the BUYER. In the event that any withholding or deduction is imposed by any law, Article XV of the CONTRACT shall apply so that the undersigned will pay such additional amount as may be necessary in order that the actual amount received after deduction or withholding by virtue of any law outside Korea shall equal to the amount that would have been received if such payment had been made by the BUYER.

Notwithstanding the provisions hereinabove, in the event that any of your request under the CONTRACT is disputed by the BUYER and referred to arbitration in accordance with the provisions of the CONTRACT and we receive notification of this from either you or the BUYER, we shall pay you within thirty (30) days from receipt of your written request together with a certified copy of the award ordering the payment by the BUYER to you of the sum due.

This guarantee shall be governed by and interpreted in accordance with the laws of England and the undersigned hereby submits to the non-exclusive jurisdiction of the Courts of England and appoints WFW Legal Services Limited, located at 15, Appold Street, London EC2A 2HB to receive service of proceedings in such courts on its behalf.

Very truly yours,

For and on behalf of
Gener8 Maritime, Inc.

By:	/s/ Dean J. Scaglione
Name: Dean J. Scaglione
Title: Controller

Schedule of Substantially Identical Issuer Guarantees Omitted

Performance Guarantee, dated as of January 8. 2016 by Gener8 Maritime, Inc. in favor of Hyundai Samho Heavy Industries Co., Ltd. with respect to Hull No. S778